UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	September 15, 2010
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 North Wolf Road Franklin Park, Illinois 60131
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
       Officers; Compensatory Arrangements of Certain Officers.

Amendments to Change in Control Agreement

On July 22, 2010, the Human Resources Committee of the Board of Directors of A. M. Castle & Co. (the “company”) authorized amendments to the company’s form of Change in Control Agreement (“CICA”) for certain key employees, including the principal financial officer and other named executive officers (other than the chief executive officer).  The amendments were effected pursuant to amended and restated Change in Control Agreements, dated September 15, 2010, a copy of the form of which is filed herewith as Exhibit 10.24 and incorporated herein by reference (the “Amendment”).

These amendments, inter alia, (i) modify the definitions of “Cause”, “Good Reason” and “Change in Control”, (ii) extend the initial term of the CICA to two years, with one year automatic extensions annually, unless either party notifies the other that it does not wish to extend the term, (iii) provide for the addition of new Section 6 of the CICA regarding the timing of payments and benefits to comply with Section 409A of the Internal Revenue Code, (iv) modify the amount of the payment representing short term incentive compensation due following termination of employment following a change in control from a pro rata payment based on target performance to a pro rata payment based on actual  performance; (v) modify the vesting of long term performance awards to provide for the vesting on a pro rata basis upon a change of control based on actual performance through the end of the calendar month immediately preceding the change in control, as opposed to vesting on a pro rata basis upon termination of employment following a change in control based on target performance, (vi) provide that vested stock options will remain exercisable for a period of three months following termination of employment following a change in control (but not beyond their original expiration date), (vii) provide for vesting of certain restricted stock, stock option and other equity-based compensation awards (other than long term performance awards) upon termination of employment following a change of control, or under certain limited circumstances upon a change in control, and (viii) modify the dispute resolution provisions of the CICA.  The amendments also respond to guidance issued by the Internal Revenue Service as to the interpretation of the application of Section 409A of the Internal Revenue Code to severance payments that are contingent on a release of claims.  The amendments limit the time period in which the executive must execute and deliver a release of claims in order to receive payments that he is entitled to receive as a result of his termination.

The preceding summary of the revisions to the form of CICA does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Amendment, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.24*	Form of amended and restated Change in Control Agreement for executive officers other than the CEO.

*This agreement is considered a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

September 21, 2010	By:	/s/ Robert J. Perna
Robert J. Perna
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.24	Form of amended and restated Change in Control Agreement for executive officers other than the CEO. (Filed herewith.)